Exhibit 4.2
EXECUTION VERSION

FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT
made by
ROADHOUSE MERGER INC. (to be merged with and into LRI HOLDINGS, INC., with LRI HOLDINGS, INC. as the surviving entity)
ROADHOUSE FINANCING INC. (to be merged with and into LOGAN’S ROADHOUSE, INC., with LOGAN’S ROADHOUSE, INC. as the surviving entity)
THE GUARANTORS IDENTIFIED HEREIN
in favor of
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of October 4, 2010

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commodity Accounts
Schedule 8	Deposit Accounts
Schedule 9	Securities Accounts

FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT
FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 4, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc. as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders and the Administrative Agent.
W I T N E S S E T H:
          WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement, pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that, following the consummation of the Acquisition and the Merger, will include each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement (or an accession, assumption, supplement or joinder hereto) to the Administrative Agent for the ratable benefit of the Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees, or by execution and delivery of an accession, assumption, supplement or joinder hereto shall be deemed to agree, with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations. The following terms shall have the following meanings:

          “Agreement”: this First Lien Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time, including by execution and delivery of an Assumption Agreement in the form of Annex 1 hereto.
          “Borrower Obligations”: the unpaid principal of and interest on (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) or otherwise.
          “Collateral”: as defined in Section 3.
          “Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.
          “Commodity Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, all commodity contracts from time to time carried in such Commodity Accounts, and all value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such commodity contracts, including, as of the date of this Agreement, any of the foregoing referred to in Schedule 7.
          “Commodity Account Control Agreement”: as defined in Section 5.12(b).
          “Copyrights”: (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
          “Copyright Licenses”: any written agreement, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
          “Current Premises”: as defined in the definition of “Excluded Property.”
          “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution, including, as of the date of this Agreement, any of the foregoing referred to in Schedule 8.

          “Deposit Account Control Agreement”: as defined in Section 5.11(a).
          “Excluded Deposit Account”: as defined in Section 5.11(a).
          “Excluded Other Accounts”: as defined in Section 5.11(a).
          “Excluded Property”: with respect to the Borrower or any Grantor, any of the following:
     (i) assets (including vehicles) covered by a certificate of title or ownership title to the extent that a Lien therein cannot be perfected by the filing of Uniform Commercial Code financing statements in the jurisdictions of organization of the Borrower or the applicable Guarantor;
     (ii) any Letter-Of-Credit Rights to the extent applicable law requires the application of the proceeds of a drawing of such Letter of Credit for a specified purpose;
     (iii) (A)(1) any Capital Stock of a Foreign Subsidiary or Foreign Subsidiary Holding Company in excess of 66% of the issued and outstanding Capital Stock of such Foreign Subsidiary or Foreign Subsidiary Holding Company and (2) any issued and outstanding Capital Stock of any Foreign Subsidiary that is not a first tier Wholly Owned Subsidiary, (B) any Capital Stock of any non Wholly Owned Subsidiary owned on or acquired after the Closing Date if the pledge of such Capital Stock would violate any applicable law or regulation or an enforceable contractual obligation binding on or relating to such Capital Stock and (C) any interests held by the Borrower or any Subsidiary in any not-for-profit entity or fund or in any real estate investment trust;
     (iv) any right, title or interest in any license from a non-Affiliate to which the Borrower or any Guarantor is a party or any of their respective right, title or interest under such license to the extent such license grants a license to the Borrower or Guarantor, as applicable, to use any copyrights; trademarks, patents or other forms of intellectual property and prohibits the grant of a security interest therein to secure the Obligations;
     (v) any right, title or interest in any license, contract or agreement to which the Borrower or any Guarantor is a party or any of their respective right, title or interest thereunder to the extent, but only to the extent, that a transfer of which is not permitted by applicable law or a grant thereof would violate the terms of such license, contract or agreement to which the Borrower or any Guarantor is a party, or result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406(d), 9-407(a), 9- 408 or 9-409 of the Uniform Commercial Code or any other applicable law or regulation (including Title 11 of the United States Code); provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, this shall no longer constitute Excluded Property;
     (vi) any assets to the extent that, and for so long as, granting a security interest therein would violate applicable law or regulation or an enforceable contractual obligation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code and other applicable law) binding (A) on assets acquired after the Closing Date that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets and (B) on any assets owned on the Closing Date or acquired after the Closing Date that are subject to a permitted lien pursuant to Section 7.1(e) and 7.1(n) of the Credit Agreement; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, this shall no longer constitute Excluded Property;
     (vii) any Equipment or other asset that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted by the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person (other than the Borrower or the applicable Guarantor) as a condition to the creation of any other security interest on such Equipment or other asset and, in each case, such prohibition or requirement is permitted by the Credit Agreement;
     (viii) leasehold interests in real property;
     (ix) owned real property other than the Threshold Properties, any Sub-Threshold Properties selected by the Borrower pursuant to Section 6.9(b) of the Credit Agreement and the properties listed on Schedule 4.9(a) to the Credit Agreement as of the date of this Agreement (the “Current Premises”); and
     (x) any interest in alcoholic beverage inventory;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above and such Proceeds shall not constitute “Excluded Property” (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to above).
           “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document); provided, that any amendment, waiver, release or other modification of, any repayment or satisfaction of, and any addition, substitution, release or exchange of collateral for, the Borrower Obligations made in accordance with the Loan Documents shall be given effect in determining the other Guarantor Obligations.
           “Guarantors”: the collective reference to each Grantor other than the Borrower.
           “Infringe”: as defined in Section 4.9(c).
           “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, arising under United States laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any Infringement thereof, including the right to receive all proceeds and damages therefrom.

          “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.
          “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Excluded Property) excluded from the definition of “Pledged Stock” and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
          “Issuers”: the collective reference to each issuer of any Investment Property.
          “Material Contracts”: the contracts and agreements to which any Grantor is a party for which breach, non-performance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.
          “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
          “Obligor”: as defined in Section 5.11(b).
          “Patents”: (i) all letters patent of the United States, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues, extensions or renewals of the foregoing.
          “Patent License”: any written agreement, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use or sell (directly or indirectly) any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
          “Pledged Account Bank”: as defined in Section 5.11(a).
          “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
          “Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, other than Excluded Property.
          “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

           “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
           “Secured Parties”: the collective reference to the Administrative Agent, the Lenders and, with respect to Specified Swap Agreements and Specified Cash Management Agreements, any Affiliate of any Lender, to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.
           “Securities Accounts”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such security entitlements or such financial assets and all subscription warrants, rights or options issued thereon or with respect thereto, including, as of the date of this Agreement, any of the foregoing referred to in Schedule 9.
           “Securities Account Control Agreement”: as defined in Section 5.12(a).
           “Securities Act”: the Securities Act of 1933, as amended.
           “Specified Collateral” any Collateral (i) to the extent that the same arises under the laws of any jurisdiction other than the United States (or any State thereof), (ii) constituting any licenses, permits or authorizations issued by a Governmental Authority or Fixtures to the extent that a Lien therein cannot be perfected by the filing of Uniform Commercial Code financing statements in the jurisdiction of organization of the applicable Grantor or (iii) real property (other than Fixtures).
           “Trademarks”: (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, logos and other source or business identifiers, and all goodwill connected with the use of and symbolized by the foregoing, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith (excluding any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, to the extent the inclusion in the Collateral could result in a loss of rights before an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed) in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
           “Trademark License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
          1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
          (d) The guarantee of each Guarantor contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each other Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.
          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
          2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any

Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
          2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien on the Collateral at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any Collateral subject thereto.
          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) to the extent permitted by applicable law, any other circumstance (other than performance) whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.
SECTION 3. GRANT OF SECURITY INTEREST
          Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all contracts and agreements, including, without limitation, all Material Contracts;
          (d) all Deposit Accounts;
          (e) all Documents;
          (f) all Equipment;

          (g) all Fixtures;
          (h) all General Intangibles;
          (i) all Instruments;
          (j) all Intellectual Property;
          (k) all Inventory;
          (l) all Investment Property (including all Commodity Accounts and Securities Accounts);
          (m) all Letter-of-Credit Rights;
          (n) all other property not otherwise described above;
          (o) all books and records pertaining to the Collateral; and
          (p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Section 3, the term Collateral and the terms set forth in this Section defining the components of Collateral shall not include, and this Agreement shall not constitute a grant of security interest in any Excluded Property.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants (subject to the terms of Sections 5.1 and 5.2 of the Credit Agreement) to the Administrative Agent and each Lender that:
          4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or are being released on the Closing Date. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses in the ordinary course of business to third parties to use Intellectual Property owned by, licensed to or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

          4.2 Perfected First Priority Liens. On the date hereof, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule required by the Credit Agreement to be delivered by the date of this Agreement, have been so delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor and (b) are prior to all other Liens on such Collateral in existence on the date of this Agreement except for Liens permitted by the Credit Agreement; provided, however, that additional filings in the United States Patent and Trademark Office and United States Copyright Office may be necessary with respect to the perfection of the Administrative Agent’s Lien in United States registrations and applications for Trademarks, Patents and Copyrights which are filed by, issued to, or acquired by Grantor after the date of this Agreement and, provided, further, that additional filings and/or other actions may be required to perfect the Administrative Agent’s Lien in Intellectual Property which is created under the laws of a jurisdiction outside the United States and (ii) additional filings, recordations or actions may be required with respect to other Specified Collateral.
          4.3 Jurisdiction of Organization; Chief Executive Office. On the date of this Agreement, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent on the Closing Date a certified charter, certificate of incorporation or other organizational document and long-form (if available) good standing certificate as of a date which is recent to the date of this Agreement.
          4.4 Inventory and Equipment. On the date of this Agreement, the Inventory and the Equipment (other than mobile goods) having an aggregate value of more than $100,000 are kept at the locations listed on Schedule 5.
          4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Capital Stock of a Foreign Subsidiary or Foreign Subsidiary Holding Company, 66% of the outstanding Capital Stock of each relevant Issuer.
          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted under the Credit Agreement.

          4.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable in an amount exceeding $100,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.
          (b) None of the obligors on any Receivable in an amount exceeding $100,000 is a Governmental Authority.
          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
          4.8 Material Contracts.
          (a) No consent of any party (other than such Grantor) to any Material Contract is required in connection with the execution, delivery and performance of this Agreement (except as has been (or is otherwise required to be) obtained in accordance with the terms of the Credit Agreement).
          (b) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by such Grantor other than those which have been duly obtained, made or performed, are in full force and effect, except for any such consent, authorization or filing, the failure to obtain or make, would not reasonably be expected to have a Material Adverse Effect.
          (d) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.
          (e) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.
          (f) On the Closing Date, such Grantor has delivered to the Administrative Agent a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.
          (g) No amount payable to such Grantor in excess of $100,000 under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.
          (h) None of the parties to any Material Contract is a Governmental Authority.
          4.9 Intellectual Property.

          (a) Schedule 6 lists all Intellectual Property (other than Specified Collateral) issued, registered or for which an application is pending and owned by such Grantor in its own name on the date of this Agreement.
          (b) Each Grantor owns or has the right to use, free of all Liens (other than Liens permitted by the Credit Agreement), all Intellectual Property currently used in the operation of such Grantor’s business except as would not reasonably be expected to result in a Material Adverse Effect.
          (c) On the date of this Agreement, all Intellectual Property owned by such Grantor is (i) valid, subsisting, unexpired and enforceable, (ii) has not been abandoned, (iii) does not infringe, impair, misappropriate, dilute or otherwise violate (to “Infringe” and similar constructions will be construed accordingly) the Intellectual Property rights of any other Person and (iv) is not being Infringed by any other Person except, in each case of this Section 4.9(c), as would not reasonably be expected to result in a Material Adverse Effect.
          (d) Except as set forth in Schedule 6, on the date of this Agreement, none of the Intellectual Property is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor other than those entered into in the ordinary course of business.
          (e) On the date of this Agreement, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or challenge the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property in any respect, and such Grantor knows of no valid basis for same, in each case, that would reasonably be expected to result in a Material Adverse Effect.
          (f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened or imminent, on the date of this Agreement (i) seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property by Grantor or such Grantor’s interest therein and (ii) which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect on the value of any Intellectual Property.
          4.10 Commercial Tort Claims
          (a) On the date of this Agreement, except to the extent listed in Section 3 above, no Grantor has rights in any Commercial Tort Claim with a net present expected recovery value (as determined by such Grantor in its good faith business judgment) in excess of $200,000.
          (b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.11 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 5. COVENANTS
          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
          5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable in excess of $200,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.
          5.2 Maintenance of Insurance. (a) All insurance required by Section 6.5 of the Credit Agreement shall (i) provide that no cancellation shall be effective until at least ten days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, as applicable, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
          (b) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.
          5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement (other than with respect to Specified Collateral), subject to any limitations with respect to perfection set forth in the Credit Agreement and this Agreement as a perfected security interest having at least the priority described in Section 4.2 of this Agreement (subject to Liens permitted by the Credit Agreement) and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
          (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time but subject to the limitations as to perfection set forth in the other covenants in the Credit Agreement and this Agreement, upon the written request of the Administrative Agent (in its reasonable discretion), and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights, and any other relevant Collateral, subject to the other provisions of this Agreement, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
          5.4 Changes in Name, etc. Such Grantor will not, except upon ten days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) change its name.
          5.5 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:
          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
          (b) of the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.
          5.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Except as permitted by the Credit Agreement, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
          (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or otherwise permitted by the Credit Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.
          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7 with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.
          5.7 Receivables. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable in an amount in excess of $100,000, (ii) compromise or settle any such Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any such Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
          5.8 Material Contracts.
          (a) Such Grantor will perform and comply in all material respects with all its obligations under the Material Contracts.
          (b) Such Grantor will not amend, modify, terminate or waive any provision of any Material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Material Contract as Collateral.
          (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Material Contract (other than any right of termination).
          (d) Such Grantor will deliver to the Administrative Agent a copy of each material written demand, written notice or document received by it relating in any way to any Material Contract that questions the validity or enforceability of such Material Contract.
          5.9 Intellectual Property. (a) Subject to such Grantor’s commercially reasonable business judgment, such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on trademark classes of goods or services applicable to its current business, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain in a manner consistent with past practices the quality of all products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any new mark or any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark to the extent required pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or abandoned.
          (b) Subject to such Grantor’s commercially reasonable business judgment, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
          (c) Subject to such Grantor’s commercially reasonable business judgment, such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of any material Copyright may become invalidated or abandoned. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of any material Copyright may fall into the public domain.
          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to Infringe upon the Intellectual Property rights of any other Person, except as would not reasonably be expected to have a Material Adverse Effect.
          (e) Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the United States, or any proceeding or other action outside of the United States that would reasonably be expected to have a Material Adverse Effect) regarding such Grantor’s ownership of, rights in, or the validity or enforceability of any material Intellectual Property owned by such Grantor, including, without limitation such Grantor’s right to register, own or to maintain the same.
          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application or statement of use for the registration of any Intellectual Property with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within ten Business Days after the last day of the fiscal quarter in which such filing occurs. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within ten Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any such Copyright, Patent or Trademark owned by such Grantor.
          (g) Subject to such Grantor’s commercially reasonable business judgment, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability and the payment of maintenance fees.
          (h) In the event that any material Intellectual Property owned by such Grantor is Infringed by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, subject to such Grantor’s commercially reasonable business judgment, sue for Infringement, seek injunctive relief where appropriate and to recover any and all damages for such Infringement.
          5.10 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a net present expected recovery value in excess of $500,000 (as determined by such Grantor in its good faith business judgment), such Grantor shall within thirty days of obtaining such interest sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
          5.11 Deposit Accounts. (a)(i) Each Grantor will maintain Deposit Accounts with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Administrative Agent to comply with instructions originated by the Administrative Agent upon notice by the Administrative Agent that an Event of Default shall have occurred, directing the disposition of funds in such Deposit Account without the further consent of any Grantor, which such agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (each, a “Deposit Account Control Agreement”); provided that no Grantor shall be required to deliver any such Deposit Account Control Agreement with respect to any Deposit Account (an “Excluded Deposit Account”) so long as the funds and financial assets credited to such Deposit Accounts are regularly swept into Deposit Accounts subject to an effective Deposit Account Control Agreement other than as provided in the following sentence. The provisions of this Section 5.11(a) shall not apply to Deposit Accounts operated solely as a payroll account, a petty cash account, an escrow account, an employee benefit or flexible spending account, a trust account or a tax payment account (“Excluded Other Accounts”);
          (ii) if an Event of Default shall have occurred and be continuing, upon the written request of the Administrative Agent each Grantor shall promptly transfer all amounts in all Deposit Accounts other than Excluded Other Accounts into an account or accounts maintained by a Pledged Account Bank that has entered into a Deposit Account Control Agreement. Thereafter, each Grantor will maintain all Deposit Accounts of more than $500,000 in aggregate amount for all such accounts with a Pledged Account Bank.
          (b) If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have so requested in writing, promptly after any such request, each Grantor will (i) instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to one or more Deposit Accounts maintained with a Pledged Account Bank as directed by the Administrative Agent and/or (ii) if so requested, deposit in a Deposit Account maintained with the Administrative Agent and subject to an effective Deposit Account Control Agreement, at the end of each Business Day, all cash proceeds of Collateral and all other cash of such Grantor.
          (c) Each Grantor agrees that it will not add any bank that maintains a Deposit Account for such Grantor or open any new Deposit Account with any then existing Pledged Account Bank unless (i) the Administrative Agent shall have received at least three days’ prior written notice of such additional bank or such new Deposit Account and (ii) such account comprises an Excluded Other Account or any Excluded Deposit Account, provided that if an Event of Default shall have occurred and be continuing, the Administrative Agent shall have received, in the case of all accounts except Excluded Other Accounts, a Deposit Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Deposit Account Control Agreement with such then existing Pledged Account Bank, covering such new Deposit Account (and, upon the receipt by the Administrative Agent of such Deposit Account Control Agreement or supplement, Schedule 7 hereto shall be automatically amended to include such Deposit Account). Each Grantor may not terminate any bank as a Pledged Account Bank if an Event of Default has occurred and is continuing.
          5.12 Securities Accounts. (a) With respect to any Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement and has a value in excess of $200,000, such Grantor will cause the securities intermediary with respect to such security entitlement to agree in an authenticated record with such Grantor and the Administrative Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Administrative Agent (such agreement being a “Securities Account Control Agreement”).
          (b) With respect to any Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract and has a value in excess of $200,000, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Administrative Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Administrative Agent (such agreement being a “Commodity Account Control Agreement”).
          (c) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account and has a value in excess of $200,000, in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 5.12 in order to perfect the security interest granted hereunder in such Collateral to the extent that such action is required under the above provisions of this Section 5.12.
SECTION 6. REMEDIAL PROVISIONS
          6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Material Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Material Contracts.
          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Material Contracts that the Receivables and the Material Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Material Contracts to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Material Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Material Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.
          6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, Deposit Account, Securities Account or Commodities Account and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
          First, to pay incurred and unpaid fees and expenses of the Administrative Agent required to be paid pursuant to the Loan Documents;
          Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
          Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
          Fourth, subject to the terms of the Intercreditor Agreement, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
          6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may, subject to pre-existing rights and licenses, forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 in accordance with Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.
          6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
          6.8 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.
          6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.
SECTION 7. THE ADMINISTRATIVE AGENT
          7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Material Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Material Contract or with respect to any other Collateral whenever payable;
          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) subject to any licenses (and the rights granted therein) existing at the time of such assignment, assign any Copyright, Patent or Trademark owned by such Grantor throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, subject to pre-existing rights and licenses, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) (other than pursuant to clause (ii) thereof) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          7.3 Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent or counsel to the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired” or words of a similar effect in any such financing statements.
          7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS
          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
          8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
          8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.
          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.
          (c) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          8.6 Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
           8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          8.13 Acknowledgements. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.
          8.14 Additional Grantors. Following the completion of the Merger on the date hereof, Target, Logan’s Roadhouse Inc., and each subsidiary of Logan’s Roadhouse, Inc., and from and after the date hereof, each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
          8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations, except for amounts due and unpaid, in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the material terms of the sale, transfer or other disposition in reasonable detail, including the price thereof and the estimated aggregate amount of any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
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          IN WITNESS WHEREOF, each of the undersigned has caused this First Lien Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ROADHOUSE MERGER INC.
By:	/s/ Stanley de J. Osborne
	Name:	Stanley de J. Osborne
	Title:	President

ROADHOUSE FINANCING INC.
By:	/s/ Stanley de J. Osborne
	Name:	Stanley de J. Osborne
	Title:	President

Guarantee and Collateral Agreement Signature Page

Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Name of Guarantors	Address
Roadhouse Merger Inc.	c/o Kelso & Company, L.P. 320 Park Avenue 24th Floor New York, NY 10022

Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY
Pledged Stock:

Percent of
Grantor and			Stock		Total Shares
Jurisdiction of		Class of	Certificate		Issued
Formation	Issuer	Stock	No.	No. of Shares	Pledged
Roadhouse Merger Inc./DE	Roadhouse Financing Inc.	Common	1	1	100%
Pledged Notes:

Issuer	Payee	Principal Amount
Roadhouse Merger Inc.	Roadhouse Financing Inc.	$

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Name of Grantors	Uniform Commercial Code Filing Office
Roadhouse Merger Inc.	Delaware — Secretary of State

Roadhouse Financing Inc.	Delaware — Secretary of State
Patent and Trademark Filings
None

Actions with respect to Pledged Stock
     Deliver to the Administrative Agent of each of the share certificates set forth in Schedule 2 hereto, together with a stock power.
Other Actions
     Deliver to the Administrative Agent of each promissory note set forth in Schedule 2 hereto, together with a note power.
     Execute and deliver account control agreements for each of the commodity accounts, deposit account and securities accounts set forth on Schedules 7, 8 and 9 hereto.

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

	Jurisdiction of	Location of Chief
Grantor	Organization	Executive Office
Roadhouse Merger Inc.	Delaware	c/o Kelso & Company, L.P. 320 Park Avenue 24th Floor New York, NY 10022

Roadhouse Financing Inc.	Delaware	c/o Kelso & Company, L.P. 320 Park Avenue 24th Floor New York, NY 10022

Schedule 5
LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations
Roadhouse Merger Inc.	None

Roadhouse Financing Inc.	None

Schedule 6
COPYRIGHTS AND COPYRIGHT LICENSES
None
PATENTS AND PATENT LICENSES
None
TRADEMARKS AND TRADEMARK LICENSES
None

Schedule 7
COMMODITY ACCOUNTS
None

Schedule 8
DEPOSIT ACCOUNTS

Roadhouse Merger Inc.	JPMorgan Chase Bank ABA Routing #: XXX-XXX-XXX Account Name: Roadhouse Merger Inc. Account Number: XXXXXXXXX

Roadhouse Financing Inc.	JPMorgan Chase Bank ABA Routing #: XXX-XXX-XXX Account Name: Roadhouse Financing Inc. Account Number: XXXXXXXXX

Schedule 9
SECURITIES ACCOUNTS
None

ACKNOWLEDGEMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the First Lien Guarantee and Collateral Agreement dated as of October 4, 2010, as amended, modified or supplemented from time to time (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
          1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
          2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7 of the Agreement.
          3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:
Guarantee and Collateral Agreement Signature Page

Annex 1 to
First Lien Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of      , 20__, (the “Assumption Agreement”) made by                                          (the “Additional Grantor”), in favor of JPMorgan Chase Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Guarantee and Collateral Agreement referred to below.
W I T N E S S E T H:
          WHEREAS, Roadhouse Merger Inc., a Delaware corporation (“Merger Co”), Roadhouse Financing Inc., a Delaware corporation (“Finance Co), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, Merger Co and Finance Co have entered into the First Lien Guarantee and Collateral Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 27, 2010, Merger Co acquired LRI Holdings, Inc. through a merger transaction, with LRI Holdings, Inc. as the surviving corporation (the “Acquisition Merger”) and immediately upon the consummation of the Acquisition Merger, Finance Co merged with and into Logan’s Roadhouse, Inc., with Logan’s Roadhouse, Inc. as the surviving corporation (the “Finance Merger”, and together with the Acquisition Merger, the “Merger”);
          WHEREAS, in connection with the Merger, Logan’s Roadhouse, Inc. has assumed by operation of law all rights and obligations of the Borrower under the Credit Agreement, LRI Holdings, Inc. has assumed by operation of law all rights and obligations of Holdings under the Credit Agreement. Each of Logan’s Roadhouse of Texas, Inc., a Texas corporation and Logan’s Roadhouse of Kansas, Inc., a Kansas corporation are subsidiaries of Logan’s Roadhouse, Inc.; and
          WHEREAS, the Credit Agreement requires each Additional Grantor to be or become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, each Additional Grantor has agreed to execute and deliver this Assumption Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in
Guarantee and Collateral Agreement Signature Page

the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date of this Assumption Agreement (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. Grant of Security Interest. The Additional Grantors hereby grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Collateral (as defined in the Guarantee and Collateral Agreement) now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest, including, without limitation, the property of the Additional Grantors set forth on the attached Supplements set forth on Annex 1-A hereto, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Grantors’ Obligations (as defined in the Guarantee and Collateral Agreement).
          3. Authorization to File Financing Statements. The Additional Grantor authorizes the Administrative Agent or counsel to the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral (as defined in the Guarantee and Collateral Agreement) without the signature of such Additional Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under the Guarantee and Collateral Agreement. The Additional Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or at any time hereafter acquired” or words of similar effect in any such financing statement.
          4. Governing Law. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6
Supplement to Schedule 7
Supplement to Schedule 8
Supplement to Schedule 9

EXECUTION VERSION
ASSUMPTION AGREEMENT
TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT
ASSUMPTION AGREEMENT, dated as of October 4, 2010, (the “Assumption Agreement”) made by LRI Holdings, Inc., a Delaware corporation, Logan’s Roadhouse, Inc., a Tennessee corporation, Logan’s Roadhouse of Texas, Inc., a Texas corporation and Logan’s Roadhouse of Kansas, Inc., a Kansas corporation (each, an “Additional Grantor,” and together the “Additional Grantors”), in favor of JPMorgan Chase Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Guarantee and Collateral Agreement referred to below.
W I T N E S S E T H :
          WHEREAS, Roadhouse Merger Inc., a Delaware corporation (“Merger Co”), Roadhouse Financing Inc., a Delaware corporation (“Finance Co), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, Merger Co and Finance Co have entered into the First Lien Guarantee and Collateral Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 27, 2010, Merger Co acquired LRI Holdings, Inc. through a merger transaction, with LRI Holdings, Inc. as the surviving corporation (the “Acquisition Merger”), and immediately upon the consummation of the Acquisition Merger, Finance Co merged with and into Logan’s Roadhouse, Inc., with Logan’s Roadhouse, Inc. as the surviving corporation (the “Finance Merger”, and together with the Acquisition Merger, the “Merger”);
          WHEREAS, in connection with the Merger, Logan’s Roadhouse, Inc. has assumed by operation of law all rights and obligations of the Borrower under the Credit Agreement, and LRI Holdings, Inc. has assumed by operation of law all rights and obligations of Holdings under the Credit Agreement. Each of Logan’s Roadhouse of Texas, Inc., a Texas corporation and Logan’s Roadhouse of Kansas, Inc., a Kansas corporation are subsidiaries of Logan’s Roadhouse, Inc.;
          WHEREAS, the Credit Agreement requires each Additional Grantor to be or become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, each Additional Grantor has agreed to execute and deliver this Assumption Agreement;
          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, each Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. Each Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date of this Assumption Agreement (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. Grant of Security Interest. Each Additional Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Collateral (as defined in the Guarantee and Collateral Agreement) now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest, including, without limitation, the property of the Additional Grantors set forth on the attached Supplements set forth on Annex 1-A hereto, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Grantors’ Obligations (as defined in the Guarantee and Collateral Agreement).
          3. Authorization to File Financing Statements. Each Additional Grantor authorizes the Administrative Agent or counsel to the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral (as defined in the Guarantee and Collateral Agreement) without the signature of such Additional Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under the Guarantee and Collateral Agreement. Each Additional Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or at any time hereafter acquired” or words of similar effect in any such financing statement.
          4. Governing Law. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

LRI HOLDINGS, INC.

By:	/s/ George T. Vogel

	Name:	George T. Vogel
	Title:	President & CEO

LOGAN’S ROADHOUSE, INC.

By:	/s/ Amy Bertauski

	Name:	Amy Bertauski
	Title:	CFO

LOGAN’S ROADHOUSE OF TEXAS, INC.

By:	/s/ Amy Bertauski

	Name:	Amy Bertauski
	Title:	Asst. Treasurer

LOGAN’S ROADHOUSE OF KANSAS, INC.

By:	/s/ Robert Effner

	Name:	Robert Effner
	Title:	SVP, Development, Sec
Joinder to First Lien Guarantee and Collateral Agreement Signature Page

Annex 1-A to
Assumption Agreement

Please note, that the information set forth in these Schedules with respect to LRI Holdings, Inc. and Logan’s Roadhouse, Inc. supplements the information set forth in the Schedules to the First Lien Guarantee and Collateral Agreement.
Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Name of Guarantors	Address
LRI Holdings, Inc.	3011 Armory Drive Suite 300 Nashville, TN 37204

Logan’s Roadhouse of Kansas, Inc.	3011 Armory Drive Suite 300 Nashville, TN 37204

Logan’s Roadhouse of Texas, Inc.	3011 Armory Drive Suite 300 Nashville, TN 37204

Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY
Pledged Stock:

Grantor and			Stock		Percent of Total
Jurisdiction of		Class of	Certificate	No. of	Shares Issued
Formation	Issuer	Stock	No.	Shares	Pledged
LRI Holdings, Inc. (Delaware)	Logan’s Roadhouse, Inc.	Common	2	1000	100%
Logan’s Roadhouse, Inc. (Tennessee)	Logan’s Roadhouse of Kansas, Inc.	Common	2	1000	100%
Logan’s Roadhouse, Inc. (Tennessee)	Logan’s Roadhouse of Texas, Inc.	Common	2	1000	100%
Pledged Notes:
Promissory Note, dated October 4, 2010, in an amount equal to $115,030,072.50, issued by Roadhouse Merger Inc. to Roadhouse Financing Inc.

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings

Name of Grantors	Uniform Commercial Code Filing Office
Logan’s Roadhouse, Inc.	Tennessee — Secretary of State

LRI Holdings, Inc.	Delaware — Secretary of State

Logan’s Roadhouse of Kansas, Inc.	Kansas — Secretary of State

Logan’s Roadhouse of Texas, Inc.	Texas — Secretary of State
Patent and Trademark Filings
     Notice And Confirmation of Grant of Security Interest Trademarks, effective as of October 4, 2010 is made by Logan’s Roadhouse, Inc., a Tennessee corporation (the “Borrower”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent (the “Agent”) for the several banks and other financial institutions (the “Lenders”), parties to the Credit Agreement, dated as October 4, 2010 (as amended, supplemented or otherwise modified from time to time, among Borrower, the Lenders, the Agent, and Credit Suisse AG as Co-Documentation Agent and Syndication Agent.

Actions with respect to Pledged Stock
     Deliver to the Administrative Agent of each of the share certificates set forth in Schedule 2 hereto, together with a stock power.
Actions with respect to Pledged Notes
     Deliver to the Administrative Agent of the promissory note set forth in Schedule 2 hereto, together with a note power.
Other Actions
     Execute and deliver account control agreements for each of commodities accounts, the deposit accounts and securities accounts set forth on Schedules 7, 8 and 9 hereto.

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

	Jurisdiction of	Location of Chief
Grantor	Organization	Executive Office
Logan’s Roadhouse, Inc.	Tennessee	3011 Armory Drive Suite 300 Nashville, TN 37204

LRI Holdings, Inc.	Delaware	3011 Armory Drive Suite 300 Nashville, TN 37204

Logan’s Roadhouse of Kansas, Inc.	Kansas	3011 Armory Drive Suite 300 Nashville, TN 37204

Logan’s Roadhouse of Texas, Inc.	Texas	3011 Armory Drive Suite 300 Nashville, TN 37204

Schedule 5
LOCATIONS OF INVENTORY AND EQUIPMENT

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	N/A	3011 Armory Drive Suite 300	Nashville	TN	37204
Logan’s Roadhouse, Inc.	301	1250 South Broadway	Lexington	KY	40504
Logan’s Roadhouse, Inc.	302	5300 Hickory Hollow Ln	Antioch	TN	37013
Logan’s Roadhouse, Inc.	303	1715 Gallatin Pike North	Madison	TN	37115
Logan’s Roadhouse, Inc.	304	3072 Wilma Rudolph Blvd	Clarksville	TN	37040
Logan’s Roadhouse, Inc.	305	604 Carriage House Dr	Jackson	TN	38305
Logan’s Roadhouse, Inc.	306	740 NW Broad	Murfreesboro	TN	37129
Logan’s Roadhouse, Inc.	307	7087 Baker’s Bridge Ave	Franklin	TN	37064
Logan’s Roadhouse, Inc.	308	5137 Hinkleville Rd	Paducah	KY	42001
Logan’s Roadhouse, Inc.	309	2119 Gunbarrell Rd	Chattanooga	TN	37421
Logan’s Roadhouse, Inc.	310	970 State Rd 131	Clarksville	IN	47129
Logan’s Roadhouse, Inc.	311	3112 Browns Mill Rd	Johnson City	TN	37604
Logan’s Roadhouse, Inc.	312	2890 Florence Blvd	Florence	AL	35630

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	313	2643 Manchester	Columbus	GA	31904
Logan’s Roadhouse, Inc.	315	850 Mall Rd	Barboursville	WV	25504
Logan’s Roadhouse, Inc.	316	1 N. Burkhardt	Evansville	IN	47715
Logan’s Roadhouse, Inc.	317	2710 N. Germantown Pkwy	Memphis	TN	38133
Logan’s Roadhouse, Inc.	318	1511 Skyland Blvd E	Tuscaloosa	AL	35403
Logan’s Roadhouse, Inc.	319	3668 Atlanta Hwy	Athens	GA	30606
Logan’s Roadhouse, Inc.	320	3933 Arkwright Rd	Macon	GA	31210
Logan’s Roadhouse, Inc.	321	5005 Shelbyville Rd	Louisville	KY	40207
Logan’s Roadhouse, Inc.	322	1395 Interstate Dr.	Cookeville	TN	38501
Logan’s Roadhouse, Inc.	323	2400 Elliston Pl	Nashville	TN	37202
Logan’s Roadhouse, Inc.	324	6571 Blue Bonnet Blvd.	Baton Rouge	LA	70810
Logan’s Roadhouse, Inc.	325	3323 Ambassador Caffery Pkwy	Lafayette	LA	70506
Logan’s Roadhouse, Inc.	326	7724 Ludington Lane	Birmingham	AL	35210
Logan’s Roadhouse, Inc.	327	2820 MacArthur Dr	Alexandria	LA	71301

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	328	4249 Balmoral Drive	Huntsville	AL	35801
Logan’s Roadhouse, Inc.	329	3509 Gerstner Memorial Pkwy	Lake Charles	LA	70605
Logan’s Roadhouse, Inc.	331	4825 E. 82nd St	Indianapolis	IN	46250
Logan’s Roadhouse, Inc.	332	201 Constitution Dr	W. Monroe	LA	71292
Logan’s Roadhouse, Inc.	333	12821 Fair Lakes Pkwy	Fairfax	VA	22033
Logan’s Roadhouse, Inc.	334	7480 W. Colonial Drive	Orlando	FL	32818
Logan’s Roadhouse, Inc.	335	4740 Valley View Blvd	Roanoke	VA	24012
Logan’s Roadhouse, Inc.	336	46321 McClellan Way	Sterling	VA	20165
Logan’s Roadhouse, Inc.	337	5229 Dixie Hwy	Louisville	KY	40216
Logan’s Roadhouse, Inc.	338	3840 State Rd 26 East	Lafayette	IN	47905
Logan’s Roadhouse, Inc.	339	100 Resource Center Pkwy	Birmingham	AL	35242
Logan’s Roadhouse, Inc.	340	11301 Abercorn Street	Savannah	GA	31419
Logan’s Roadhouse, Inc.	342	5925 W. Irlo Bronson Hwy	Kissimmee	FL	34746
Logan’s Roadhouse, Inc.	344	9218 Anderson Rd.	Tampa	FL	33634
Logan’s Roadhouse, Inc.	345	3969 Morse Crossing	Columbus	OH	43219

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	346	7731 Donegan Drive	Manassas	VA	20110
Logan’s Roadhouse, Inc.	347	8310 I-40 West	Amarillo	TX	79106
Logan’s Roadhouse, Inc.	348	3060 W. Sandlake Road	Orlando	FL	32819
Logan’s Roadhouse, Inc.	349	4649 W. 1st Street	Sanford	FL	32771
Logan’s Roadhouse, Inc.	350	12950 N.W. Freeway	Houston	TX	77040
Logan’s Roadhouse, Inc.	351	5105 E. 42nd Street	Odessa	TX	79762
Logan’s Roadhouse, Inc.	352	11865 Gateway West Blvd	El Paso	TX	79936
Logan’s Roadhouse, Inc.	353	6251 Slide Road	Lubbock	TX	79414
Logan’s Roadhouse, Inc.	354	2513 S. Stemmons Freeway	Lewisville	TX	75067
Logan’s Roadhouse, Inc.	355	30751 Gratiot Avenue	Roseville	MI	48066
Logan’s Roadhouse, Inc.	356	14235 Hall Road	Shelby Township	MI	48315
Logan’s Roadhouse, Inc.	357	12477 I-10 West	San Antonio	TX	78230
Logan’s Roadhouse, Inc.	359	1908 Pavillon Way	Lexington	KY	40509
Logan’s Roadhouse, Inc.	360	9380 The Landing Drive	Douglasville	GA	30135
Logan’s Roadhouse, Inc.	362	948 North East Loop 820	Hurst	TX	76053

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	363	4609 West Loop 250 North	Midland	TX	79707
Logan’s Roadhouse, Inc.	364	2224 S. 10th Street	McAllen	TX	78503
Logan’s Roadhouse, Inc.	365	1141 Hwy. 35 North	SanMarcos	TX	78666
Logan’s Roadhouse, Inc.	366	2200 S. Hwy 6	Houston	TX	77077
Logan’s Roadhouse, Inc.	367	5300 San Dario Drive	Laredo	TX	78041
Logan’s Roadhouse, Inc.	368	86 West 14 Mile Road	Troy	MI	48083
Logan’s Roadhouse, Inc.	369	2315 Beltline Road S.W.	Decatur	AL	35603
Logan’s Roadhouse, Inc.	370	4384 Sherwood Way	San Angelo	TX	76901
Logan’s Roadhouse, Inc.	371	2702 B Parker Road	Round Rock	TX	78681
Logan’s Roadhouse, Inc.	372	13305 Eureka Road	Southgate	MI	48195
Logan’s Roadhouse, Inc.	373	3174 Linden Drive	Bristol	VA	24201
Logan’s Roadhouse, Inc.	374	600 Greenwood Park Dr. North	Greenwood	IN	46142
Logan’s Roadhouse, Inc.	375	39605 Ford Road	Canton	MI	48187
Logan’s Roadhouse, Inc.	376	3000 Spotsylvania Mall Dr.	Fredricksburg	VA	22407
Logan’s Roadhouse, Inc.	377	40 Ali Way	Oxford	AL	36203

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	378	28599 Schoolcraft Rd.	Livonia	MI	48150
Logan’s Roadhouse, Inc.	379	1007 Village Green Crossing	Gallatin	TN	37066
Logan’s Roadhouse, Inc.	380	4046 Wards Rd.	Lynchburg	VA	24502
Logan’s Roadhouse, Inc.	381	5645 Pearl Dr.	Evansville	IN	47712
Logan’s Roadhouse, Inc.	382	2364 Taylor Park Drive	Reynoldsburg	OH	43068
Logan’s Roadhouse, Inc.	383	2170 W. 4th Street	Mansfield	OH	44906
Logan’s Roadhouse, Inc.	384	4425 Canal Avenue SW	Grandville	MI	49418
Logan’s Roadhouse, Inc.	385	4225 N. Main St.	Mishawaka	IN	46545
Logan’s Roadhouse, Inc.	386	3012 William St.	CapeGirardeau	MO	63703
Logan’s Roadhouse, Inc.	387	3954 N. Gloster St.	Tupelo	MS	38804
Logan’s Roadhouse, Inc.	388	504A Northgate Mall	Chattanooga	TN	37415
Logan’s Roadhouse, Inc.	389	4185 N. Dowlen Rd.	Beaumont	TX	77706
Logan’s Roadhouse, Inc.	390	600 Sam Ridley Pkwy. West	Smyrna	TN	37167
Logan’s Roadhouse, Inc.	391	3940 Keith St.	Cleveland	TN	37312
Logan’s Roadhouse, Inc.	392	1210 Illinois Road South	Ft. Wayne	IN	46804

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	393	3153 Alpine Ave.	Walker	MI	49544
Logan’s Roadhouse, Inc.	394	701 E Stassney Bldg. C	Austin	TX	78745
Logan’s Roadhouse, Inc.	395	1230 N Westover Blvd.	Albany	GA	31707
Logan’s Roadhouse, Inc.	396	835 Rainbow Dr.	Gadsden	AL	35901
Logan’s Roadhouse, Inc.	397	2740 John Hawkins Pkwy	Hoover	AL	35244
Logan’s Roadhouse, Inc.	398	6617 Lima Rd.	Ft. Wayne	IN	46818
Logan’s Roadhouse, Inc.	399	17065 Mercantile Rd.	Noblesville	IN	46060
Logan’s Roadhouse, Inc.	400	3299 West Shore Dr.	Holland	MI	49424
Logan’s Roadhouse, Inc.	401	5601 S. Harvey St.	Norton Shores	MI	49441
Logan’s Roadhouse, Inc.	402	1125 North Burleson Blvd	Burleson	TX	76028
Logan’s Roadhouse, Inc.	403	6226 University Dr. NW	Huntsville	AL	35806
Logan’s Roadhouse, Inc.	404	277 Dogwood Blvd	Flowood	MS	39232
Logan’s Roadhouse, Inc.	405	3250 Airport Rd.	Mobile	AL	36606
Logan’s Roadhouse, Inc.	406	15189 Crossroads Pkwy	Gulfport	MS	39503
Logan’s Roadhouse, Inc.	407	600 E. County Line Road	Ridgeland	MS	39157

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	408	3700 US Hwy 75 North	Sherman	TX	75092
Logan’s Roadhouse, Inc.	409	2584 Battlefield Parkway	Ft. Oglethorpe	GA	30742
Logan’s Roadhouse, Inc.	410	2701 Watson Blvd.	Warner Robins	GA	31093
Logan’s Roadhouse, Inc.	411	5800 W. Saginaw	Lansing	MI	48917
Logan’s Roadhouse, Inc.	412	3611N. Shiloh Dr.	Fayetteville	AR	72703
Logan’s Roadhouse, Inc.	413	6201 Rogers Ave	Ft. Smith	AR	72903
Logan’s Roadhouse, Inc.	414	6701 S. Westnedge Ave.	Portage	MI	49002
Logan’s Roadhouse, Inc.	415	4958 Bayou Blvd	Pensacola	FL	32503
Logan’s Roadhouse, Inc.	416	7755 Winchester Rd	Memphis	TN	38125
Logan’s Roadhouse, Inc.	417	30275 Eastern Shore Ct	Spanish Fort	AL	36527
Logan’s Roadhouse, Inc.	418	2806 West Loop 340	Waco	TX	76711
Logan’s Roadhouse, Inc.	419	20 Mill Rd	McDonough	GA	30253
Logan’s Roadhouse, Inc.	420	7612 N. 10th Street	N. McAllen	TX	78504
Logan’s Roadhouse, Inc.	421	1020 N. Military Hwy	Norfolk	VA	23502
Logan’s Roadhouse, Inc.	422	3100 E. Central TX Expressway	Killeen	TX	76542

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	423	5083 Pinnacle Square	Trussville	AL	35235
Logan’s Roadhouse, Inc.	424	201 RHL Blvd.	Charleston	WV	25309
Logan’s Roadhouse, Inc.	425	4404 Miller Rd.	Flint	MI	48507
Logan’s Roadhouse, Inc.	426	1320 E. Ireland Rd.	SouthBend	IN	46614
Logan’s Roadhouse, Inc.	427	2140 East Walnut Ave.	Dalton	GA	30721
Logan’s Roadhouse, Inc.	428	6685 Airways Blvd	Southhaven	MS	38671
Logan’s Roadhouse, Inc.	429	2400 Gateway Drive	Opelika	AL	36801
Logan’s Roadhouse, Inc.	430	9026 East 71st Street	Tulsa	OK	74133
Logan’s Roadhouse, Inc.	431	1651 Marketplace Dr SE	Caledonia	MI	49316
Logan’s Roadhouse, Inc.	432	2819 Centre Drive	Beavercreek	OH	45324
Logan’s Roadhouse, Inc.	433	2621 SW 19th Ave Rd	Ocala	FL	34471
Logan’s Roadhouse, Inc.	434	315 Mary Esther Blvd	Mary Esther	FL	32569
Logan’s Roadhouse, Inc.	435	2920 Scottsville Rd	Bowling Green	KY	42103
Logan’s Roadhouse, Inc.	436	1310 N. Eisenhower Dr	Beckley	WV	25801
Logan’s Roadhouse, Inc.	437	6835 Houston Rd	Florence	KY	41042

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	438	2310 Wilkes-Barre Township Marketplace	Wilkes-Barre	PA	18702
Logan’s Roadhouse, Inc.	439	100 9th Street	Vienna	WV	26105
Logan’s Roadhouse, Inc.	440	7135 Eastman Ave	Midland	MI	48642
Logan’s Roadhouse, Inc.	441	1110 Battlefield R.	Springfield	MO	65807
Logan’s Roadhouse, Inc.	442	2180 York Crossing Dr	York	PA	17404
Logan’s Roadhouse, Inc.	443	209 N. Range Line	Joplin	MO	64801
Logan’s Roadhouse, Inc.	444	750 Apalachee Pwky	Tallahassee	FL	32301
Logan’s Roadhouse, Inc.	445	1560 Parkway	Sevierville	TN	37862
Logan’s Roadhouse, Inc.	446	3126 S. Clack Street	Abilene	TX	79606
Logan’s Roadhouse, Inc.	447	6147 US Hwy 98	Hattiesburg	MS	39402
Logan’s Roadhouse, Inc.	448	9531 N Owasso Expwy	Owasso	OK	74055
Logan’s Roadhouse, Inc.	449	3701 Call Field Rd	Wichita Falls	TX	76308
Logan’s Roadhouse, Inc.	450	140 Rojay Dr	Lexington	KY	40503
Logan’s Roadhouse, Inc.	451	401 S. Mt. Juliet Rd. Ste 130	Mt. Juliet	TN	37122
Logan’s Roadhouse, Inc.	453	1519 S. Yuma Palms Pwky	Yuma	AZ	85365

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	454	5057 S. Padre Island	Corpus Christi	TX	78411
Logan’s Roadhouse, Inc.	455	2501 W. Happy Valley Bldg12	Phoenix	AZ	85027
Logan’s Roadhouse, Inc.	456	240 Conference Center Dr	E.Peoria	IL	61611
Logan’s Roadhouse, Inc.	457	313 S. Veterans Pkwy	Normal	IL	61761
Logan’s Roadhouse, Inc.	458	11674 University Dr	Orlando	FL	32817
Logan’s Roadhouse, Inc.	459	1201 W. Osceola Pkwy	Kissimmee	FL	34741
Logan’s Roadhouse, Inc.	460	2424 N. Maize Rd	Wichita	KS	67205
Logan’s Roadhouse, Inc.	461	19401 E. 39th St	Independence	MO	64057
Logan’s Roadhouse, Inc.	462	7221 SE 29th St	Midwest City	OK	73110
Logan’s Roadhouse, Inc.	463	351 S. Perry Rd	Plainfield	IN	46168
Logan’s Roadhouse, Inc.	464	4201 S Medford Dr	Lufkin	TX	75901
Logan’s Roadhouse, Inc.	465	945 N. Dobson Rd	Mesa	AZ	85201
Logan’s Roadhouse, Inc.	466	2649 S. Market Street	Gilbert	AZ	85295
Logan’s Roadhouse, Inc.	467	353 S. Rock Road	Wichita (East)	KS	67207
Logan’s Roadhouse, Inc.	468	4753 Montgomery Hwy	Dothan	AL	36303

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	469	51 Lincoln Hwy	Fairview Heights	IL	62208
Logan’s Roadhouse, Inc.	470	7519 Youree Dr	Shreveport	LA	71105
Logan’s Roadhouse, Inc.	471	2008 Crossings Circle	Spring Hill	TN	37174
Logan’s Roadhouse, Inc.	472	2775 Legends Pkwy	Prattville	AL	36066
Logan’s Roadhouse, Inc.	473	3720 Stone Creek Blvd	Cincinnati	OH	45251
Logan’s Roadhouse, Inc.	474	325 Interstate 20 E	Weatherford	TX	76086
Logan’s Roadhouse, Inc.	475	5000 Bond Blvd.	Bessemer	AL	35022
Logan’s Roadhouse, Inc.	476	2809 W. Expressway 83	Harlingen	TX	78552
Logan’s Roadhouse, Inc.	477	16132 Athens Limestone Blvd.	Athens	AL	35611
Logan’s Roadhouse, Inc.	478	2146 Lantern Ridge Dr	Richmond	KY	40475
Logan’s Roadhouse, Inc.	479	3387 Lowery Pkwy	Fultondale	AL	35068
Logan’s Roadhouse, Inc.	480	1250 24th Ave NW	Norman	OK	73069
Logan’s Roadhouse, Inc.	481	1150 W Highway 287 Bypass	Waxahachie	TX	75165
Logan’s Roadhouse, Inc.	482	410 Elsinger Blvd.	Conway	AR	72032
Logan’s Roadhouse, Inc.	483	108 Hwy 11 & 80	Meridian	MS	39301

		Location
Grantor	Store #	Street Address	City	State	Zip
Logan’s Roadhouse, Inc.	484	3160 Gulf Freeway South	Dickinson	TX	77539
Logan’s Roadhouse, Inc.	485	6804 Charlotte Pike	Nashville	TN	37209
Logan’s Roadhouse, Inc.	486	560 East I-30	Rockwall	TX	75087
Logan’s Roadhouse, Inc.	487	3050 Riffel Dr.	Salina	KS	67401
Logan’s Roadhouse, Inc.	488	5423 W Loop 1604 North	San Antonio	TX	78254
Logan’s Roadhouse, Inc.	489	727 Thompson Lane	Nashville	TN	37204
Logan’s Roadhouse, Inc.	490	5912 Quebec St.	Ft. Worth	TX	76135
Logan’s Roadhouse, Inc.	492	130 Chandler Dr.	Dickson	TN	37055
Logan’s Roadhouse, Inc.	493	2148 Miamisburg Centerville Rd	Dayton	OH	45459
Logan’s Roadhouse, Inc.	494	3891 Promenade Pkwy	D’Ilberville	MS	39540
Logan’s Roadhouse, Inc.	495	7588 S. Olympia Ave. West	Tulsa	OK	74132
Logan’s Roadhouse, Inc.	499	205 Relco Drive	Manchester	TN	37355
Logan’s Roadhouse, Inc.	501	720 Brown Road	Auburn Hills	MI	48326

Schedule 6
COPYRIGHTS AND COPYRIGHT LICENSES
Copyrights
None
Copyright Agreements
     Direct System Purchase and Software License Agreement, dated as of June 15, 2010, by and between Squirrel Systems, G.P. and Logan’s Roadhouse, Inc.
     Microstrategy End User License Agreement Microstrategy Contract Number: 164504, dated March 19, 2010, between Microstrategy Services Corporation and Logan’s Roadhouse, Inc.
     Software License, Services and Maintenance Agreement, dated as of April 25, 2000, between J.D. Edwards World Solutions Company and Logan’s Roadhouse, Inc., as amended by the OneWorld Attachment, dated October 29, 2002.
PATENTS AND PATENT LICENSES
None

TRADEMARKS AND TRADEMARK LICENSES

Trademark Name	Application No.	Registration No.	Goods/Services
BREWSKI ONIONS	78764123	3257854	prepared entrees consisting primarily of meat, fish, poultry or vegetables

	78642025	3419984	restaurant services

LOGAN’S	78641323	3326246	restaurant services

	76481400	2797192	restaurant services

	78268703	2934163	restaurant services

Trademark Name	Application No.	Registration No.	Goods/Services
	78854005	3202110	restaurant services

LOGAN’S ROADHOUSE	74291119	1874314	restaurants

	78864489	3352178	restaurant services

	77200179	3369044	restaurant services

NATIONAL TAKE BACK LUNCH DAY	78873418	3759425	restaurant services

ONION BREWSKI	78764119	3260238	prepared entrees consisting primarily of meat, fish, poultry or vegetables

PEANUT SHOOTER	78836930	3239245	prepared foods, namely, dessert mousse featuring peanuts

REAL CHOICES. REAL VALUE.	77176947	3368781	restaurant services

ROADIE	77176961	3705795	prepared foods, namely, sandwiches

ROADIES	78841796	3512567	prepared foods for consumption on and off premises, namely, sandwiches

Trademark Name	Application No.	Registration No.	Goods/Services
TAKE BACK LUNCH	78873373	3332537	restaurant services

THE LOGAN	78401171	3077914	prepared combination entrees consisting primarily of meat, fish, poultry and/or vegetables

THE REAL AMERICAN ROADHOUSE	78642446	3146919	restaurant services
     Domain Names
logansgiftcards.com
loganslistens.com
logansroadhouse.biz
logansroadhouse.info
logansroadhouse.net
logansroadhouse.org
logansroadhouse.us
logansroadhousegiftcards.com
losethebag.com
mylogans.biz
mylogans.com
mylogans.net
mylogans.org
mylogans.us
nuts4steaks.com
nutsforsteaks.com
therealamericanroadhouse.com
logansroadhouse.com
Trademark Agreements:

Mutual Trademark Usage and Consent Agreement between Logan’s Roadhouse, Inc. and Fresh and Fancy Farms, Inc. dated as of April, 2008
Sponsorship Agreement between Logan’s Roadhouse, Inc. and Tennessee Football, Inc., dated as of August 1, 2007.

Schedule 7
COMMODITY ACCOUNTS
None

Schedule 8
DEPOSIT ACCOUNTS

Name	Bank	Account #
Concentration Master	Wachovia	ZBAXXXXXXXXX

Store #	Name	Bank	Account #
N/A	Master	Bank of America	XXXXXXXXX
N/A	Master	Fifth Third Bank	XXXXXXXXX
N/A	Master	Regions Bank	XXXXXXXXX
N/A	Master	Fifth Third Bank — CompuSafe	XXXXXXXXX
301	Lexington	Fifth Third — CompuSafe	XXXXXXXXX
302	Antioch	Fifth Third — CompuSafe	XXXXXXXXX
303	Madison	Fifth Third — CompuSafe	XXXXXXXXX
304	Clarksville, TN	Fifth Third — CompuSafe	XXXXXXXXX
305	Jackson	Fifth Third — CompuSafe	XXXXXXXXX
306	Murfreesboro	Fifth Third — CompuSafe	XXXXXXXXX
307	Franklin	Fifth Third — CompuSafe	XXXXXXXXX
308	Paducah	Fifth Third — CompuSafe	XXXXXXXXX
309	Chattanooga	Fifth Third — CompuSafe	XXXXXXXXX
310	Clarksville, IN	Fifth Third — CompuSafe	XXXXXXXXX
311	Johnson City	Fifth Third — CompuSafe	XXXXXXXXX
312	Florence	Amsouth Bank	XXXXXXXXX
313	Columbus, GA	Fifth Third — CompuSafe	XXXXXXXXX
315	Barboursville	JP Morgan Chase Bank, N.A.	XXXXXXXXX
316	Evansville	Fifth Third — Compusafe	XXXXXXXXX
317	Memphis	Fifth Third — CompuSafe	XXXXXXXXX
318	Tuscaloosa	Regions Bank	XXXXXXXXX
319	Athens	Fifth Third — Compusafe	XXXXXXXXX
320	Macon	Fifth Third — Compusafe	XXXXXXXXX
321	Louisville	Fifth Third — Compusafe	XXXXXXXXX
322	Cookeville	Fifth Third — Compusafe	XXXXXXXXX
323	Elliston	Fifth Third — CompuSafe	XXXXXXXXX
324	Baton Rouge	Fifth Third — CompuSafe	XXXXXXXXX
325	Lafayette, LA	Fifth Third — CompuSafe	XXXXXXXXX
326	Birmingham	Regions Bank	XXXXXXXXX
327	Alexandria	Fifth Third — CompuSafe	XXXXXXXXX
328	Huntsville	Regions Bank	XXXXXXXXX
329	Lake Charles	Fifth Third — CompuSafe	XXXXXXXXX
331	Indianapolis	Fifth Third — CompuSafe	XXXXXXXXX
332	West Monroe	Fifth Third — CompuSafe	XXXXXXXXX

Store #	Name	Bank	Account #
333	Fairfax	United Bank	XXXXXXXXX
334	Orlando	Fifth Third — CompuSafe	XXXXXXXXX
337	Louisville2	Fifth Third — CompuSafe	XXXXXXXXX
338	Lafayette, IN	Fifth Third — Compusafe	XXXXXXXXX
339	Birmingham2	Regions Bank	XXXXXXXXX
340	Savannah	Fifth Third — CompuSafe	XXXXXXXXX
342	Kissimmee	Fifth Third — CompuSafe	XXXXXXXXX
344	Tampa	Fifth Third — CompuSafe	XXXXXXXXX
345	Columbus, OH	Huntington National Bank	XXXXXXXXX
347	Amarillo	Amarillo National Bank	XXXXXXXXX
348	Orlando2	Fifth Third — CompuSafe	XXXXXXXXX
349	Sanford	Fifth Third — CompuSafe	XXXXXXXXX
351	Odessa	Western National Bank	XXXXXXXXX
352	El Paso	Bank of America	XXXXXXXXX
353	Lubbock	Fifth Third — CompuSafe	XXXXXXXXX
354	Lewisville	Capital One	XXXXXXXXX
355	Roseville	Fifth Third Bank	XXXXXXXXX
356	Shelby Township	JP Morgan Chase Bank, N.A.	XXXXXXXXX
357	San Antonio	Compass Bank	XXXXXXXXX
359	Lexington2	Fifth Third — CompuSafe	XXXXXXXXX
360	Douglasville	Fifth Third — CompuSafe	XXXXXXXXX
362	Hurst	Wells Fargo Bank Texas, NA	XXXXXXXXX
363	Midland	Western National Bank	XXXXXXXXX
364	McAllen	Compass Bank	XXXXXXXXX
365	San Marcos	Frost National Bank	XXXXXXXXX
366	Houston2	Sterling Bank	XXXXXXXXX
367	Laredo	Bank of America	XXXXXXXXX
368	Troy	Comerica Bank	XXXXXXXXX
369	Decatur	Regions Bank	XXXXXXXXX
370	San Angelo	Bank of America	XXXXXXXXX
371	Round Rock	JP Morgan Chase Bank, N.A.	XXXXXXXXX
372	Southgate	JP Morgan Chase Bank, N.A.	XXXXXXXXX
374	Greenwood	Fifth Third — CompuSafe	XXXXXXXXX
375	Canton	JP Morgan Chase Bank, N.A.	XXXXXXXXX
378	Livonia	JP Morgan Chase Bank, N.A.	XXXXXXXXX
379	Gallatin	Fifth Third — CompuSafe	XXXXXXXXX
381	Evansville2	Fifth Third — CompuSafe	XXXXXXXXX
382	Reynoldsburg	Fifth Third Bank	XXXXXXXXX
383	Mansfield	Huntington National Bank	XXXXXXXXX
384	Grandville	Fifth Third Bank	XXXXXXXXX
385	Mishawaka	Fifth Third — CompuSafe	XXXXXXXXX
386	Cape Girardeau	Fifth Third — CompuSafe	XXXXXXXXX
387	Tupelo	Renasant Bank	XXXXXXXXX
388	Chattanooga2	Fifth Third — CompuSafe	XXXXXXXXX
390	Smyrna	Fifth Third — CompuSafe	XXXXXXXXX
391	Cleveland TN	Fifth Third — CompuSafe	XXXXXXXXX
392	Ft. Wayne	Fifth Third — CompuSafe	XXXXXXXXX
393	Walker	Fifth Third Bank	XXXXXXXXX
394	Austin	JP Morgan Chase Bank, N.A.	XXXXXXXXX
395	Albany	Fifth Third — CompuSafe	XXXXXXXXX

Store #	Name	Bank	Account #
396	Gadsden	Regions Bank	XXXXXXXXX
397	Hoover	RBC Bank	XXXXXXXXX
398	Ft. Wayne2	Fifth Third — CompuSafe	XXXXXXXXX
399	Noblesville	Fifth Third — CompuSafe	XXXXXXXXX
400	Holland	Fifth Third Bank	XXXXXXXXX
401	Muskegon	Fifth Third Bank	XXXXXXXXX
402	Burleson	First National Bank of Burleson	XXXXXXXXX
403	Huntsville	Regions Bank	XXXXXXXXX
404	Flowood	Fifth Third — CompuSafe	XXXXXXXXX
405	Mobile	Regions	XXXXXXXXX
406	Gulfport	Fifth Third — CompuSafe	XXXXXXXXX
407	Ridgeland	Amsouth Bank	XXXXXXXXX
408	Sherman	JP Morgan Chase Bank, N.A.	XXXXXXXXX
409	Ft Oglethorpe	Fifth Third — CompuSafe	XXXXXXXXX
410	Warner Robins	Fifth Third — CompuSafe	XXXXXXXXX
411	Lansing	Fifth Third Bank	XXXXXXXXX
412	Fayettevlle	Regions Bank	XXXXXXXXX
413	Fort Smith	Regions Bank	XXXXXXXXX
414	Portage	Fifth Third Bank	XXXXXXXXX
415	Pensacola	Fifth Third — CompuSafe	XXXXXXXXX
416	Memphis 2	Fifth Third — CompuSafe	XXXXXXXXX
417	Spanish Fort	Regions Bank	XXXXXXXXX
418	Waco	The National Banks of Central Texas	XXXXXXXXX
419	McDonough	Fifth Third — CompuSafe	XXXXXXXXX
420	N McAllen	First National Bank	XXXXXXXXX
422	Killeen	First National Bank Texas	XXXXXXXXX
423	Trussville	Regions Bank	XXXXXXXXX
424	Charleston	Huntington National Bank	XXXXXXXXX
425	Flint	Fifth Third Bank	XXXXXXXXX
426	Southbend	Fifth Third — CompuSafe	XXXXXXXXX
427	Dalton	Fifth Third — CompuSafe	XXXXXXXXX
428	Southaven	Fifth Third — CompuSafe	XXXXXXXXX
429	Opelika	Amsouth Bank	XXXXXXXXX
430	Tulsa	Fifth Third — CompuSafe	XXXXXXXXX
431	Grand Rapids	Fifth Third Bank	XXXXXXXXX
432	Beavercreek	JP Morgan Chase Bank, N.A.	XXXXXXXXX
433	Ocala	Fifth Third — CompuSafe	XXXXXXXXX
434	Mary Ester/Ft Wal	Fifth Third — CompuSafe	XXXXXXXXX
435	Bowling Green	First Security Bank (Formerly Integra)	XXXXXXXXX
436	Beckley	City National	XXXXXXXXX
437	Florence KY	Fifth Third — CompuSafe	XXXXXXXXX
439	Vienna	BB&T	XXXXXXXXX
440	Midland	Chemical Bank	XXXXXXXXX
441	Springfield	Fifth Third — CompuSafe	XXXXXXXXX
443	Joplin	Fifth Third — CompuSafe	XXXXXXXXX
444	Tallahassee	Fifth Third — CompuSafe	XXXXXXXXX
445	Sevierville	Fifth Third — CompuSafe	XXXXXXXXX
446	Abilene	JP Morgan Chase Bank, N.A.	XXXXXXXXX
447	Hattiesburg	Fifth Third — CompuSafe	XXXXXXXXX
448	Owasso	Fifth Third — CompuSafe	XXXXXXXXX

Store #	Name	Bank	Account #
449	Witchita Falls	JP Morgan Chase Bank, N.A.	XXXXXXXXX
450	Lexington	Fifth Third — CompuSafe	XXXXXXXXX
451	Mt Juliet	Fifth Third — CompuSafe	XXXXXXXXX
453	Yuma	Fifth Third — CompuSafe	XXXXXXXXX
454	Corpus Christi	Compass Bank	XXXXXXXXX
455	Happy Valley	Fifth Third — CompuSafe	XXXXXXXXX
456	East Peoria	Fifth Third — CompuSafe	XXXXXXXXX
457	Normal	Fifth Third — CompuSafe	XXXXXXXXX
458	Orlando	Fifth Third — CompuSafe	XXXXXXXXX
459	Kissimmee2	Fifth Third — CompuSafe	XXXXXXXXX
460	Wichita2	Fifth Third — CompuSafe	XXXXXXXXX
461	Independence	Fifth Third — CompuSafe	XXXXXXXXX
462	Midwest City	Fifth Third — CompuSafe	XXXXXXXXX
463	Plainfield	Fifth Third — CompuSafe	XXXXXXXXX
464	Lufkin	Regions	XXXXXXXXX
465	Mesa	Fifth Third — CompuSafe	XXXXXXXXX
466	Gilbert AZ	Fifth Third — CompuSafe	XXXXXXXXX
467	Wichita East	Fifth Third — CompuSafe	XXXXXXXXX
469	Fariview Heights	Regions	XXXXXXXXX
470	Shreveport LA	Fifth Third — CompuSafe	XXXXXXXXX
471	Spring Hill TN	Fifth Third — CompuSafe	XXXXXXXXX
473	Cincinnati OH	Fifth Third Bank	XXXXXXXXX
474	WeatherfordTX	JP Morgan Chase Bank, N.A.	XXXXXXXXX
475	BessemerAL	First Financial Bank	XXXXXXXXX
476	HarlingenTX	Compass Bank	XXXXXXXXX
477	Athens AL	Regions	XXXXXXXXX
478	RichmondKY	JP Morgan Chase Bank, N.A.	XXXXXXXXX
479	FultondaleAL	Iberia Bank	XXXXXXXXX
480	NormanOK	Fifth Third — CompuSafe	XXXXXXXXX
481	WaxahachieTX	Fifth Third — CompuSafe	XXXXXXXXX
482	ConwayAR	Fifth Third — CompuSafe	XXXXXXXXX
483	MeridianMS	Fifth Third — CompuSafe	XXXXXXXXX
484	LeagueCityTX	Fifth Third — CompuSafe	XXXXXXXXX
485	NashvilleWest	Fifth Third — CompuSafe	XXXXXXXXX
486	RockwallTX	Fifth Third — CompuSafe	XXXXXXXXX
487	SalinaKS	Fifth Third — CompuSafe	XXXXXXXXX
488	SanAntonioTX	Fifth Third — CompuSafe	XXXXXXXXX
489	Nashville100Oaks	Fifth Third — CompuSafe	XXXXXXXXX
490	FortWorthTX	Fifth Third — CompuSafe	XXXXXXXXX
492	DicksonTN	Fifth Third — CompuSafe	XXXXXXXXX
493	DaytonOH	Fifth Third — CompuSafe	XXXXXXXXX
494	D’lberville, MS	Fifth Third — CompuSafe	XXXXXXXXX
495	Tulsa, OK	Fifth Third — CompuSafe	XXXXXXXXX
496	Martinsburg,WV	Fifth Third — CompuSafe	XXXXXXXXX
499	Manchester, TN	Fifth Third — CompuSafe	XXXXXXXXX
501	AuburnHills, MI	Fifth Third — CompuSafe	XXXXXXXXX

Schedule 9
SECURITIES ACCOUNTS

Name	Bank	Account #
Concentration[1] Master	Wachovia	ZBAXXXXXXXXX

[1]	Funds deposited in this account are withdrawn each day for overnight investment and re-deposited the following day. There is no separate account number for the overnight investments made with funds deposited in this account.